 Exhibit 99.2

Investor Relations Contacts:

Todd Mitchell, CFO
Park City Group
435-645-2216
investor-relations@parkcitygroup.com

Rob Fink
Hayden IR
646-415-8972
PCYG@haydenir.com

Park City Group Reports 200% Increase in Net Income for Fiscal Third Quarter of 2019

Strong Profitability Drove Record Operating Cash Flow for Highest Cash Balance Ever
 Company Achieves Goal of Implementing MarketPlace Across Entire Supplier Base
Board of Directors Approves $4 Million Common Share Repurchase Program

Salt Lake City, UT – May 9, 2019 – Park City Group, Inc. (NASDAQ: PCYG), the parent company of ReposiTrak, Inc., which operates a B2B ecommerce, compliance and supply chain platform that partners with retailers, wholesalers, and their suppliers, to accelerate sales, control risk and improve supply chain efficiencies, announced financial results for the third fiscal quarter ended March 31, 2019.

Third Fiscal Quarter Financial and Recent Business Highlights:

●
Net Income tripled to $921,000, Operating Cash Flow of $1.65 million drove cash to $18.1 million.
●
MarketPlace Similar Supplier use case launched with more than 20,000 category participants.
●
Compliance connections reach 84,000 for 342,000 total connections across all applications.
●
Supply Chain and Compliance trends positive with recurring revenues up year-over-year.

 “We made significant progress with MarketPlace, leveraging on our early successes to launch our most important use case, Similar Supplier, which enables the replacement of non-compliant suppliers” said Randall K. Fields, Chairman and CEO of Park City Group. “This required our development team to successfully launch sophisticated capabilities that allow a retail or wholesale HUB to search our entire Compliant Supplier base, and the Customer Success Team to reach out to literally thousands of suppliers to help them to add supplementary information about the products they sell. As a result of these efforts, we were able to launch Similar Supplier with over 20,000 category participants, giving us the largest database linking suppliers’ products and compliance, enhancing the value of our platform for all industry participants.”

“The launch of MarketPlace Similar Supplier was a herculean effort involving everyone on the team,” added Fields. “And while we were executing on this initiative, we also substantially reorganized our salesforce, moved our corporate headquarters, and more than doubled the capacity of our data center. The salesforce reorganization better aligns the team to our converged application platform and will enable cross selling and increased the adoption of more services per customer, while the move to a new headquarters and the upgrade or our data center doubles the space to grow our Customer Success Team and increases the capacity to handle our scaled MarketPlace application. Revenue from net new customer additions was held back as a result of these initiatives; however, the Company is now positioned for growth for years to come.”

“While expanding MarketPlace’s use cases and enhancing our operational capabilities, we never lost sight of our commitment to our customers’ success,” continued Fields. ”We reached 84,000 Compliance connections. With growth in Supply Chain, total connections are now 342,000. Compliance levels for existing customers grew, as did recurring revenue. Importantly, we also launched an initiative, backed by the Federation of Wholesale Distributors, to make ReposiTrak the industry standard for food safety compliance in the U.K.. And with all of this going on, we tripled net income and delivered record operating cash flow, ending the quarter with over $18 million in cash. In short, the core is gaining strength, and the moat around our business gives us the ability to scale strategically while generating quarterly profitability.”

“This was an important quarter for the Company. It was imperative that MarketPlace be able to help solve the problems our Compliance service identifies, and that we are better prepared to cross sell our applications and scale our business. We remain confident in our converged platform strategy. We are unique in our capabilities to help retailers or wholesaler manage their relationships with their suppliers across the entire workflow of the supply chain from sourcing a supplier, to vetting that supplier, and then transacting with them efficiently. This end-to-end capability positions us as the only company capable of enhancing these customers’ competitive position by allowing them to make rapid sourcing decisions, diversifying their product line-ups, and enabling them to compete better in a post-Amazon world.”

Financial Results Summary:

Third Fiscal Quarter 2019 Results: Total revenue declined 5% to $5.0 million for the three months ended March 31, 2019, as compared to $5.3 million during the same period a year ago primarily due to lower revenues from new implementations and a year-over-year decline in MarketPlace revenue. Total operating expenses were $4.0 million, an 18% decrease from $4.8 million a year ago, as the Company is leveraging investments made in increasing productivity. GAAP net income was $1.1 million, or 21% of revenue, versus $457,000, or 9% of revenue, a year ago, and GAAP net income to common shareholders was $921,000, or $0.05 per diluted share, compared to $311,000, or $0.02 per diluted share, a year ago.

Fiscal 2019 To Date Results: Total revenue increased 5% to $16.5 million for the nine months ended March 31, 2019, as compared to $15.7 million during the same period a year ago primarily due to an increase in subscription revenues for the Company’s Compliance and Supply chain services. Total operating expenses were $12.8 million, a 5% decrease from $13.5 million a year ago, as the Company is leveraging investments made in increasing productivity. GAAP net income was $3.7 million, or 23% of revenue, versus $2.1 million, or 14% of revenue, a year ago, and GAAP net income to common shareholders was $3.3 million, or $0.16 per diluted share, compared to $1.7 million, or $0.08 per diluted share, a year ago.

Conference Call:

The Company will host a conference call at 4:30 P.M. ET today, May 9, 2019 to discuss the Company's results. Investors and interested parties may participate in the call by dialing 877-830-2596 or 785-424-1744 (international) and referring Conference ID: 134465. The conference call is also being webcast and is available via the investor relations section of the Company's website, www.parkcitygroup.com. A replay of the conference call will be available from 7:30 ET today until 11:59 p.m. ET on June 9, 2019. The Replay can be accessed by calling 844-512-2921 (toll-free) or 412-317-6671 (international). Please enter pin number 134465to access the replay.

About Park City Group:

Park City Group, Inc. (NASDAQ: PCYG), the parent company of ReposiTrak, Inc., a compliance, supply chain, and e-commerce platform that partners with retailers, wholesalers and their suppliers, to accelerate sales, control risk, and improve supply chain efficiencies. More information is available at www.parkcitygroup.com and www.repositrak.com.

Specific disclosure relating to Park City Group, including management's analysis of results from operations and financial condition, are contained in the Company's annual report on Form 10-Q for the fiscal quarter ended December 31, 2018 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to read and consider such disclosure and analysis contained in the Company's Form 10-K and other reports, including the risk factors contained in the Form 10-K.

Non-GAAP Financial Measures

While this press release does not include non-GAAP financial measures, the financial presentation below contains certain financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, including non-GAAP EBITDA and non-GAAP earnings per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, non-cash stock-based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock-based compensation, amortization of acquired intangible assets and other one-time cash and non-cash charges. The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. Because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures in the financial presentation below allows investors to compare the Company’s financial results with the Company’s historical financial results reported using non-GAAP financial measures, as well as with the financial results reported by others.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (“Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Park City Group, Inc.
INCOME STATEMENT

	3 Months Ended			9 Months Ended
FY ENDS June	3/31/19	3/31/18	% Chg.	3/31/19	3/31/18	% Chg.

Total Revenues	$5,006,132	$5,278,783	(5%)	$16,513,363	$15,715,654	5%

Operating Expenses
Cost of Services and Product Support	(1,342,051)	(1,805,256)	(26%)	(4,341,236)	(4,649,620)	(7%)
Sales and Marketing	(1,485,785)	(1,574,663)	(6%)	(4,533,664)	(4,781,752)	(5%)
General and Administrative	(1,020,652)	(1,293,727)	(21%)	(3,490,698)	(3,569,584)	(2%)
Depreciation and Amortization	(140,312)	(165,189)	(15%)	(429,717)	(487,815)	(12%)
Total Operating Expenses	(3,988,800)	(4,838,835)	(18%)	(12,795,315)	(13,488,771)	(5%)

Operating Income	$1,017,332	$439,948	131%	$3,718,048	$2,226,883	67%

Interest Income	75,670	17,730	327%	165,567	-	NM
Interest (Expense)	(4,706)	-	NM	(20,802)	(12,157)	71%
Income Before Taxes	1,088,296	457,678	138%	3,862,813	2,214,726	74%

Provision for Taxes	(20,210)	(349)	NM	(142,710)	(76,063)	88%

Net Income	$1,068,086	$457,329	134%	$3,720,103	$2,138,663	74%

Dividends on Preferred Stock	(146,610)	(146,611)	(0%)	(439,832)	(426,737)	3%
Net Income to Common Shareholders	$921,476	$310,718	197%	$3,280,271	$1,711,926	92%

GAAP EPS, Basic	$0.05	$0.02	193%	$0.17	$0.09	89%
GAAP EPS, Diluted	$0.05	$0.02	196%	$0.16	$0.08	90%

Weighted Average Shares, Basic	19,861,000	19,648,000		19,823,000	19,519,000
Weighted Average Shares, Diluted	20,390,000	20,321,000		20,369,000	20,250,000

Park City Group, Inc.
RECONCILIATION OF NON-GAAP ITEMS

	3 Months Ended			9 Months Ended
FY ENDS June	3/31/19	3/31/18	% Chg.	3/31/19	3/31/18	% Chg.

Net Income	$1,068,086	$457,329	134%	$3,720,103	$2,138,663	74%

Adjustments:
Depreciation and Amortization	140,312	165,189	(15%)	429,717	487,815	(12%)
Interest Expense (Income)	(70,964)	(17,730)	NM	(144,765)	12,157	(1291%)
Provision for Taxes	20,210	349	5691%	142,710	76,063	88%
Other (Incl. Bad Debt Exp.)	150,000	100,000	50%	350,000	295,050	19%
Stock Compensation Expense	150,283	101,649	48%	473,556	489,748	(3%)
Adjusted EBITDA	$1,457,927	$806,786	81%	$4,971,321	$3,499,496	42%

Net Income	$1,068,086	$457,329	134%	$3,720,103	$2,138,663	74%

Adjustments:
Stock Compensation Expense	150,283	101,649	124%	473,556	489,748	12%
Acquisition Related Amortization	32,850	32,850	-	98,550	98,550	-
Adjusted non-GAAP Net Income	1,251,219	591,828	111%	4,292,209	2,726,961	57%

Preferred Dividends	(146,610)	(146,611)	(0%)	(439,832)	(426,737)	3%

Adjusted non-GAAP Net Income
to Common Shareholders	$1,104,609	$445,217	148%	$3,852,377	$2,300,224	67%

Adjusted Non-GAAP EPS	$0.05	$0.02	147%	$0.19	$0.11	66%

Weighted Average Shares, Diluted	20,390,000	20,321,000		20,369,000	20,250,000

Park City Group, Inc.
CONSOLIDATED BALANCE SHEET
	Period Ended
FY ENDS June	3/31/19	6/30/18

Assets

Current Assets:
Cash	$18,145,369	$14,892,439
Receivables, Net Allowances	3,977,982	4,222,348
Contract Asset (Current Portion of Unbilled)	3,379,652	3,502,287
Prepaid Expenses and Other Current Assets	1,219,878	1,116,387
Total Current Assets	$26,722,881	$23,733,461

Property and Equipment, Net	$1,683,923	$1,896,348

Other Assets:
Deposits, and Other Assets	3,922	18,691
Contract Asset (Long-Term Portion of Unbilled)	1,864,974	1,194,574
Investments	476,884	477,884
Customer Relationships	821,250	919,800
Goodwill	20,883,886	20,883,886
Capitalized Software Costs, Net	95,380	168,926
Total Other Assets	$24,146,296	$23,663,761

Total Assets	$52,553,100	$49,293,570

Liabilities

Current Liabilities:
Accounts Payable	$622,803	$1,490,434
Accrued Liabilities	1,328,037	745,694
Contract Liability (Deferred Revenue)	2,063,810	2,335,286
Lines of Credit	4,660,000	3,230,000
Current Portion of Notes Payable	36,891	188,478
Total Current Liabilities	$8,711,541	$7,989,892

Long-Term Liabilities:
Notes Payable, Less Current Portion	255,054	1,592,077
Other Long-Term Liabilities	-	7,275
Total Long-Term Liabilities	$255,054	$1,599,352

Total Liabilities	$8,966,595	$9,589,244

Shareholder Equity

Series B Preferred	$6,254	$6,254
Series B-1 Preferred	2,124	2,124
Common Stock	198,715	197,738
Additional Paid-In Capital	77,312,818	76,711,887
Accumulated Deficit	(33,933,406)	(37,213,677)

Total Shareholder Equity	$43,586,505	$39,704,326

Total Liabilities and Shareholder Equity	$52,553,100	$49,293,570

Park City Group, Inc.
CONSOLIDATED STATEMENT OF CASH FLOWS

	3 Months Ended		9 Months Ended
FY ENDS June	3/31/19	3/31/18	3/31/19	3/31/18

Cash Flows From Operating Activities:
Net Income	$1,068,086	$457,329	$3,720,103	$2,138,663

Adj. to Reconcile Net Income to Net Cash from Operating Activities:
Depreciation and Amortization	140,313	165,187	429,718	487,815
Stock Compensation Expense	150,283	101,649	473,556	489,748
Bad Debt Expense	150,000	100,000	350,000	295,050
Decrease (Increase) in Accounts Receivables	(191,050)	(952,816)	17,001	(2,999,613)
Decrease (Increase) in LT Receivables, Prepaid Expenses & Other Assets	1,133,459	143,498	(759,122)	764,513
Increase (Decrease) in Accounts Payable	(215,348)	614,142	(867,631)	688,073
Increase (Decrease) in Accrued Liabilities	25,123	(173,204)	392,089	(98,821)
Increase (Decrease) in Deferred Revenue	(607,486)	(49,422)	(271,752)	9,548
Net Cash From (Used In) Operating Activities	$1,653,380	$406,363	$3,483,962	$1,774,976

Cash Flows From Investing Activities:
Capitalization of Software Costs	-	-	-	(111,241)
Purchase of Long-Term Investments	1,000	-	1,000	-
Purchase of Property and Equipment	(41,650)	(26,361)	(45,197)	(204,004)
Net Cash From (Used In) Investing Activities	$(40,650)	$(26,361)	$(44,197)	$(315,245)

Cash Flows From Financing Activities:
Net Increase in Line of Credit	-	380,000	1,430,000	380,000
Proceeds from Issuance of Notes Payable	-	-	-	56,078
Preferred Stock Redemption	-	(999,990)	-	(999,990)
Proceeds from Employee Stock Plans	-	124,627	-	244,417
Proceeds from Exercise of Options and Warrants	-	666,903	164,997	666,903
Dividends Paid	(146,611)	(162,966)	(293,222)	(488,897)
Payments on Notes Payable and Capital Leases	(3,032)	(378,923)	(1,488,610)	(544,088)
Net Cash From (Used In) Financing Activities	$(149,643)	$(370,351)	$(186,835)	$(685,577)

Net Increase (Decrease) in Cash	$1,463,087	$9,651	$3,252,930	$774,154

Cash at Beginning of Period	16,682,282	14,818,509	14,892,439	14,054,006

Cash at End of Period	$18,145,369	$14,828,160	$18,145,369	$14,828,160